Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Glenn E. Moyer, Michael R. Reinhard and H. Anderson Ellsworth, Esquire, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in- fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Thomas A. Beaver Thomas A. Beaver	Director	October 22, 2008

/s/ J. Ralph Borneman, Jr. J. Ralph Borneman, Jr.	Director	October 22, 2008

/s/ Robert L. Byers Robert L. Byers	Director	October 22, 2008

/s/ Jeffrey P. Feather Jeffrey P. Feather	Director	October 22, 2008

/s/ Donna D. Holton Donna D. Holton	Director	October 22, 2008

/s/ Thomas L. Kennedy Thomas L. Kennedy	Director	October 22, 2008

/s/ Patricia L. Langiotti Patricia L. Langiotti	Director	October 22, 2008

/s/ Christian F. Martin IV Christian F. Martin IV	Director	October 22, 2008

/s/ Molly K. Morrison Molly K. Morrison	Director	October 22, 2008

/s/ Glenn E. Moyer Glenn E. Moyer	Director, President and Chief Executive Officer (Principal Executive Officer)	October 22, 2008

/s/ Natalye Paquin Natalye Paquin	Director	October 22, 2008

/s/ R. Chadwick Paul Jr. R. Chadwick Paul Jr.	Director	October 22, 2008

/s/ Robert E. Rigg Robert E. Rigg	Director	October 22, 2008

/s/ C. Robert Roth C. Robert Roth	Director	October 22, 2008

/s/ Wayne R. Weidner Wayne R. Weidner	Chairman of the Board	October 22, 2008

/s/ Michael R. Reinhard Michael R. Reinhard	Group Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 22, 2008

/s/ Gary L. Rhoads Gary L. Rhoads	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 22, 2008